PLAN OF REORGANIZATION


     This Plan of Reorganization, hereinafter called the Plan, made and entered into this 21st day of December, 1999, by and among Chestatee Bancshares, Inc., a Georgia corporation, (the "Holding Company"), Chestatee State Bank, a bank organized under the laws of the state of Georgia (the "Bank"); and Chestatee Interim, Inc., a Georgia corporation ("Interim").

                              W I T N E S S E T H :

     WHEREAS, Holding Company owns all the outstanding common shares of Interim; and

     WHEREAS, the Board of Directors of Holding Company, the Bank and Interim have determined it is desirable to effect a Plan of Reorganization meeting the requirements of Sec. 368(a) of the Internal Revenue Code of 1954, as amended, whereby Interim shall be merged with and into the Bank pursuant to Section 14-2-1101, et seq. of the Georgia Business Corporation Code, Sec. 7-1-530, et seq. of the Financial Institutions Code of Georgia, and the Agreement of Merger, a copy of which is attached hereto as Exhibit "A". All of the outstanding common shares of the Bank will be converted into and exchanged for Holding Company common shares, and all of the issued and outstanding common shares of Interim will be converted into common shares of the surviving corporation to the Merger. NOW, THEREFORE, in order to consummate the transaction set forth above and in consideration of the mutual promises herein made and the mutual benefits to be derived from this Plan, the Company, the Bank and Interim do represent, warrant and agree as follows:


                                  EXHIBIT (2)

     1. Representation and Warranties of the Bank. The Bank represents and warrants as follows:

          (a) The Bank is a state bank duly organized, validly existing, and in good standing under the laws of the state of Georgia and has the power to own its properties and to carry on its business as and where now conducted.

          (b) The Bank has complete and unrestricted power to enter into and consummate the transaction contemplated under this Plan.

          (c) The aggregate number of shares that the Bank has issued and outstanding is 950,000 with $5.00 par value per share.

          (d) To the knowledge of the officers of the Bank, the Bank has filed with the Internal Revenue Service all tax returns by law, all taxes due to the Internal Revenue Service or properly accruable have been paid or adequately taken into account in determining the consolidated net worth of the Bank, and neither the execution and delivery of nor compliance with the terms and provisions of this Plan on the part of the Bank conflicts with the terms and provisions of this Plan on the part of the Bank conflicts with or results in a breach of any of the terms of any judgment or ruling of any court or governmental authority or breaches any contract entered into by the Bank.

          (e) The execution of this Plan has been duly authorized and approved by the Board of Directors of the Bank.

          (f) No representation or warranty by the Bank in this Plan, nor any written statement, certificate or document furnished or to be furnished by or on behalf of the Bank pursuant to this Plan knowingly contains or shall knowingly contain any untrue statement of a material fact or knowingly omits or shall omit a material fact necessary to make any statement contained herein not misleading.

     2. Representations and Warranties of Holding Company and Interim. Holding Company and Interim represent and warrant as follows:

          (a) Holding Company and Interim are corporations duly organized, validly existing, and in good standing under the laws of the state of Georgia.

          (b) The aggregate number of shares that Interim is authorized to issue is 2,000,000 common shares with no par value per share, of which 950,000 shares are validly issued and outstanding, fully paid and nonassessable and owned by Holding Company.

          (c) Holding Company has been organized with J. Philip Hester, Sr. as the initial shareholder owning 100 common shares with a par value of $5.00 for a total capitalization of $500.00. The Shareholder Agreement, copy of which is attached hereto as Exhibit "B", executed by the initial shareholder upon organization of Holding Company restricts the transferability of the shares and requires him to redeem his shares immediately following the effective date of the Merger and reorganization for the par value of the stock. Interim has been organized with capitalization of $500.00 which is held in the corporation as cash.
     Immediately following the effective date of the Merger, the surviving corporation, the Bank, will pay a special dividend in the amount of $500.00 payable to its then sole stockholder, the Holding Company. This $500.00 will be used to redeem the shares of the initial shareholder of Holding Company pursuant to the Shareholder Agreement. Following this redemption, the only shares of the common stock of Holding Company issued and outstanding will be the shares exchanged for the original shares of the Bank.

          (d) Holding Company's common shares to be delivered pursuant to this Plan and the Agreement of Merger will be voting shares and, when so delivered, will have been duly and validly authorized and issued by Holding Company, will be fully paid and nonaccessable, and will be registered pursuant to the Securities Act of 1933.

          (e) To the knowledge of the officers of Holding Company and Interim, neither the execution and delivery of this Plan, not compliance with the terms and conditions of this Plan, on the part of Holding Company or Interim breaches any laws or regulations of the state of Georgia or the Untied States; breaches any of the terms or conditions of any judgment or ruling of any court or governmental authority; or constitutes a breach or default under the terms of any contract to which Holding Company or Interim is a party.

          (f) The execution of this Plan has been duly authorized by the Board of Directors of Holding Company and Interim.

          (g) No representation or warranty by Holding Company or Interim in this Plan nor any statement, certificate, or document furnished or to be furnished by or on behalf of Holding Company or Interim pursuant to this Plan knowingly contains or shall knowingly contain any untrue statement of a material fact or knowingly omits or shall omit a material fact necessary to make any statement contained herein not misleading.

     3. Particular Covenants of the Parties.

          (a) Interim shall call a special meeting of its shareholders as soon as practicable after the execution of this Plan, for the purpose of approving this Plan and Agreement of Merger.

          (b) The Bank shall call a special meeting of its shareholders for the purpose of authorizing, approving and adopting this Plan of Reorganization and the Agreement of Merger as soon as practicable after the execution of this Plan and Agreement of Merger.

          (c) In the event the Bank should issue any additional shares of its $5.00 par value common stock subsequent to the execution of this Plan or Reorganization and the related Agreement of Merger and prior to the effective date of the merger, Interim shall issue to Holding Company an additional share of its common stock for each share of common stock of the Bank subsequently issued, and Holding Company agrees to furnish, in connection with the proposed merger, additional shares of its no par value common stock necessary to convert each new Bank share into one (1) share of Holding Company common stock.

     4. Tax Consequences. The parties anticipate the transaction will be a tax free reorganization and the reorganization will not be consummated until an opinion has been received from the special counsel of the Bank, Schreeder, Wheeler & Flint, LLP, to the effect that:

          (a) The exchange of all the outstanding shares of the Bank for shares of Holding Company and the conversion of Interim shares into the Bank shares pursuant to the transaction contemplated by this Plan and the Agreement of Merger will qualify as a reorganization within the meaning of
     Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code.

          (b) No gain or loss will be recognized by Holding Company, Interim or the Bank, or their respective shareholders as a result of the transactions contemplated under this Plan.

          (c) The tax basis of the common stock of Holding Company received by the shareholders of the Bank pursuant to the Plan of Reorganization and Agreement of Merger will be the same as the tax basis of the shares of common stock of the Bank exchanged therefor.

          (d) The holding period of the shares of common stock of the Company received by the shareholders of the Bank will include the holding period of the shares of common stock of the Bank exchanged therefor; provided the stock of the Bank is held as a capital asset of the date this Plan and Agreement of Merger is consummated.

          (e) For the  purpose  of filing a  consolidated  tax  return,  Holding
     Company will be treated as the new parent corporation of a continuing affiliated group having the same taxable year as the full taxable year of the Bank.

     5. Terms of Merger.

          (a) The Merger of Interim into the Bank shall be in accordance with the Agreement of Merger attached hereto as Exhibit "A".

          (b) Immediately prior to the effective date of the Merger, Holding Company will issue 950,000 shares of its common stock or such other number as may be required for the exchange and conversion herein provided to Interim as a contribution to capital, and the shareholders of the Bank shall thereafter be entitled to receive upon the effective date of the Merger 950,000 shares or such other number as may be required for the exchange and conversion hereinafter provided. In return, Interim shall simultaneously deliver to Holding Company, (1) a written representation and warranty by Interim that the Plan of Reorganization and Agreement of Merger has been duly approved and adopted by the shareholders of the Bank and Interim, and that all conditions precedent to the Merger of Interim into the Bank in accordance with the Agreement of Merger have been fully satisfied, except for the filing of the Agreement of Merger with the Secretary of the State of Georgia, and that the Agreement of Merger has not been and will not be terminated or abandoned, and (2) a joint written undertaking by Interim and the Bank to file the Agreement of Merger and Articles of Merger forthwith with the Secretary of State of Georgia.

          (c) The 950,000 shares of Holding Company contemplated to be delivered to Interim for distribution to the shareholders of the Bank, shall be reduced by the number of shares whose holders elect to dissent from the Merger and demand payment for fair value of their shares in accordance with
     Article 13 of the Georgia Business Corporation Code, and shall be increased by the number of shares issued by the Bank subsequent to execution of this agreement but prior to the merger.

          (d) The 100 Holding Company common shares outstanding on the date hereof, shall, as soon as possible after the effective date of the Merger, be surrendered and retired, and the certificates representing such shares shall be canceled pursuant to the Shareholder Agreement, a copy of which is attached hereto as Exhibit "B".

     6. Effective Date. Interim and the Bank will effect the Merger provided for in the Agreement of Merger by executing and filing Articles of Merger with the Department of Banking and Finance in the manner provided for by the laws of the State of Georgia. The effective date for the purpose of this Plan of Reorganization shall be the date a Certificate of Merger is issued by the Secretary of State of Georgia.

     7. Termination and Abandonment. Anything to the contrary herein notwithstanding, this Plan of Reorganization and Agreement of Merger may be terminated and the transaction provided for thereby may be abandoned at any time before and after approval thereof by the stockholders of the parties, but not later than the effective date, by the vote of the majority of any of the Boards of Directors of Holding Company, Interim and the Bank.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seal by and through their duly authorized corporate officers the day and year first above written.

                                        CHESTATEE BANCSHARES, INC.

                                        By: /s/ J. Philip Hester, Sr.
                                            ------------------------------
                                            President

                                        Attest: /s/ James H. Grogan
                                                --------------------------
                                                    Secretary

                                        CHESTATEE INTERIM, INC.

                                        By: /s/ J. Philip Hester, Sr.
                                            ------------------------------
                                            President

                                        Attest: /s/ James H. Grogan
                                                --------------------------
                                                    Secretary

                                        CHESTATEE STATE BANK
                                        By: /s/ J. Philip Hester, Sr.
                                            ------------------------------
                                            President

                                        Attest: /s/ James H. Grogan
                                                --------------------------
                                                    Secretary

                                   EXHIBIT "A"

                               AGREEMENT OF MERGER

     This Agreement of Merger entered into this 21st day of March, 1999, hereinafter called "The Agreement", pursuant to ss.14-2-1101, et seq. of the Georgia Business Corporation Code and ss.7-1-530, et seq. of the Financial Institutions Code of Georgia, by and between Chestatee State Bank, a banking corporation organized under the laws of the State of Georgia (hereinafter referred to as the "Bank"); and Chestatee Interim, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter referred to as "Interim"), such corporations being hereinafter referred to jointly as the constituent companies.

                              W I T N E S S E T H:

     WHEREAS, the aggregate number of shares the Bank is authorized to issue is 2,000,000 shares, of which 950,000 are outstanding as common shares with $5.00 par value per shares; and

     WHEREAS, the aggregate number of shares Interim is authorized to issue is 2,000,000 common shares with no par value, of which 950,000 shares are outstanding to Chestatee Bancshares, a Georgia corporation (hereinafter referred to as "Holding Company"); and

     WHEREAS, the Board of Directors of the Bank and Interim deem it advisable for the general welfare of both corporations and the shareholders of each thereof that such corporations merge under and pursuant to the provisions of ss.14-2-1101, et seq. of the Georgia Business Corporation Code and ss.7-1-463, et seq. of the Financial Institutions Code of Georgia, and the board of directors of each of such corporations has, by resolution duly adopted and approved this Agreement; and

     WHEREAS, the board of directors of the Bank has directed that this Agreement be submitted to a vote of its shareholders at a specially called meeting to be held at such time as designated by the board of directors, and the board of directors of Interim has recommended the merger to shareholders and directed that this Agreement be submitted to a vote of Interim shareholders at a special meeting of such shareholders to be held at such time as directed by the board of directors of Interim, for the purpose of approving this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree, that in accordance with the provisions of the Financial Institutions Code of Georgia and the Georgia Business Corporation Code, Interim shall be merged into the Bank, which shall be the surviving corporation (hereinafter referred to as the "Surviving Company"), and that the terms and conditions of such Merger, the mode of carrying it into effect, the manner of converting and exchanging the shares of the constituent companies into shares of the surviving company or shares of Holding Company, and other details and provisions deemed necessary or proper are and shall be as herein set forth.

     1. Merger. Upon the merger becoming effective in accordance with the laws of the State of Georgia;

          (a) Interim shall be merged into the Bank, which shall be the surviving corporation and its name shall continue to be Chestatee State Bank. The constituent companies shall be a single corporation and the separate existence of Interim shall cease, except to the extent provided by the laws of the State of Georgia.

          (b) On the effective date of the merger, for all purposes of the laws of the State of Georgia, the separate existence of Interim shall cease and Interim shall be merged into the Bank which shall possess all the rights, privileges, powers, and franchises both of a public and a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the constituent companies so merged; and all and singular the rights, privileges, powers and franchises of each of the constituent companies, in all property, real and personal, and mixed, and all debts due to any of such constituent companies on whatever account, as well for share subscriptions as for all other things and actions or belonging to each of such constituent companies, shall be vested in the surviving company; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectively the property of the surviving company as they were of the respective constituent companies, and the title to any real estate vested by deed or otherwise, under the laws of this state and any of such constituent companies, shall not revert or be in any way impaired by reason of the merger, but all rights of creditors and all liens upon any property of any of such constituent companies shall be preserved unimpaired, and all debts, liabilities, and duties of the respective constituent companies shall thenceforth attach to such surviving company, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

          (c) The Articles of Incorporation, capital structure and Bylaws of the Bank in existence on the effective date of the merger shall not be altered or amended by the merger and shall continue in effect as that of the Bank as the surviving company.

          (d) The directors and officers of the Bank immediately prior to the merger becoming effective shall be and constitute the directors and officers of the surviving company. If on the effective date of the merger a vacancy shall exist on the board of directors of in any of the offices of the surviving company, such vacancy may thereafter be filled in the manner provided by the articles of incorporation and the bylaws of the surviving company and the laws of the State of Georgia.

     2. Articles of Incorporation and Certificate of Incorporation. The articles of incorporation and certificate of incorporation of the surviving company shall be the articles of incorporation and certificate of incorporation of the Bank as in effect on the effective date of the merger and shall constitute the composite articles of incorporation and certificate of incorporation of the surviving company.

     3. Conversion of Shares. The manner of converting and exchanging the shares of the constituent companies into the shares of the surviving company or of Holding Company, as the case may be, shall be as follows:

          (a) Each of the 950,000 shares with no par value or Interim to be issued and outstanding on the effective date of the merger and owned by Holding Company, or such greater number as may be issued to correspond with any additional shares of Bank stock issued subsequent to the execution of this agreement and prior to the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be converted, upon the merger becoming effective, into one common share of the surviving company. Immediately after the merger, Holding Company shall own all of the 950,000 shares of $5.00 par value stock of the surviving company, the Bank, or such greater number of shares as may then be issued and outstanding. (b) In consideration for the merger of Interim with and into the Bank, each share of the 950,000 shares of the $5.00 par value common stock of Chestatee State Bank, or such greater amount as may be issued and outstanding on the effective date shall as of the effective date, by virtue of the merger and without any action on the part of the holders thereof, be converted into and exchanged for one (1) share of Holding Company's no par value common stock, resulting in the receipt in the aggregate of not more than 950,000 shares of Holding Company common stock by the shareholders of the Bank or such greater number as may be required to implement the terms of the merger. As soon as practicable after the effective date of the merger, each holder as of the effective date of any of the shares of the Bank's common stock owned by him or her shall be entitled, upon presentation and surrender to Holding Company of the certificates representing such shares, to receive in exchange therefore a stock certificate to evidence the whole or fractional shares of Holding Company common stock to which he or she is entitled to by virtue of the merger. Until so surrendered, each outstanding certificate which prior to the merger date represented stock of the Bank shall be deemed for all corporate purposes to evidence the holder's entitlement to certificates evidencing his or her ownership in Holding Company, and shall not evidence the holder's entitlement to certificates evidencing his or her ownership in Holding Company, and shall not evidence any shares of stock of the Bank, all of which shall, upon the effective date of the merger, be owned by Holding Company. Unless and until each such certificate owned by holders of common stock of the Bank immediately prior to the effective date of the merger is surrendered, the holder of any such certificate shall not have any right to receive any cash or stock dividends paid with respect to the shares of Holding Company to which the holder is entitled to as a result of the merger, but upon surrender of such certificates, Holding Company shall issue to the holder stock certificates evidencing the holder's ownership of shares of company stock to which he or she is entitled under the terms of the merger.

     4. Further Instruments. If at any time the surviving company shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in surviving company the title to any property or rights of Interim, the proper officers and directors of Interim shall, and will, execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest such property or rights in the surviving company, and otherwise to carry out the purposes of this agreement.

     5. Shareholder Approval. Adoption of this agreement by each party thereto shall require the affirmative vote of at least:

          (a) The majority vote of the directors of each corporation which is a party hereto; and

          (b) The holders of at least two-thirds of the outstanding voting shares of each corporate party's common stock entitled to vote at any special meeting called by such corporation for purposes of approving the plan of reorganization and this agreement of merger. The notices to shareholders of the meeting shall include a copy or summary of this agreement and a full statement of the rights and remedies of dissenting shareholders, the method of exercising them, the limitations on such rights and remedies and all other information required by law.

          (c) Any modification of this agreement after it has been adopted shall be made by the same vote as that required for adoption.

     6. Dissenting Shareholders of the Bank or Interim. Any shareholder of the Bank or Interim may object to the merger and demand payment to him or her of the fair value of his or her shares of the Bank or Interim. Any holder of record intending to exercise his right to dissent shall file with the respective corporation, before the meeting of shareholders at which the proposed plan of merger is submitted to a vote, or at such meeting but before the vote, a written notice of his or her intent to demand payment for his or her shares if the proposed merger is effectuated. The shareholder must also refrain from voting in favor of the proposed merger.

     No later than ten days after the proposed merger is effectuated, the Bank will deliver to each shareholder who shall have perfected his or her rights as a dissenter written notice advising of the approval of the proposed merger and enclosing a copy of Article 13 of the Georgia Business Corporation Code. The notice will further advise the dissenting shareholder where the demand for payment must be sent and where and when certificates must be deposited, inform holders to what extent transfer of the shares will be restricted after the payment demand is received, and will set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice to the shareholder is delivered. With the time provided by such notice, the dissenting shareholder must demand payment and deposit his certificates with the Bank in accordance with the terms of the notice.

     If all of the preceding conditions are fully satisfied, the Bank will be required within ten (10) days of the later of the date the proposed merger is effectuated or reciept of a payment demand to offer to pay each dissenter who has complied with all of the conditions set forth the amount the Bank estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by certain recent financial statements of the Bank and will advise the dissenter of his or her right to demand payment under O.C.G.A. ss.14-2-1327, and will include a copy of Article 13 of the Georgia Business Corporation Code. If the merger is not completed within sixty (60) days after the date set for demanding payment and depositing share certificates, the deposited certificates must be returned, and if the proposed merger is later effectuated, the applicable corporation must send a new notice to those shareholders who perfected their dissenter's rights under O.C.G.A. ss.14-2-1322.

     Any dissenting shareholder who is dissatisfied with the Bank's offer of payment may demand payment of his or her estimate of the fair value of his or her shares, together with interest due, if the shareholder believes the amount offered by the corporation is less than the fair value of his or her shares or that the interest due is incorrectly calculated, or if the corporation, having failed to effectuate the proposed merger, does not return the deposited certificates within sixty (60) days after the date set for demanding payment. Any shareholder who fails to notify the corporation of his demand in writing within thirty (30) days after the Bank made or offered payment for his or her shares will not be entitled to receive payment for his or her estimated value of the shares.

     If the shareholder's demand for payment remains unsettled, the corporation will commence legal proceedings within sixty (60) days after receiving the payment demand in the Superior Court of Dawson County to determine the fair value of the shares and accrued interest. If it fails to take that action, it must pay to each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demand remains unsettled will be made parties to the proceedings.

     The provisions of Article 13 of the Georgia Business Corporation Code shall prevail to the extent of any inconsistency between the provisions of this agreement of merger and the provisions of the Georgia Business Corporation Code.

     7. Payments to Dissenters. With respect to payments to the holders of any shares which may be voted in dissent to this agreement of merger and related plan of reorganization, Holding Company may, at its election, provide the Bank with the monetary consideration in an amount sufficient to redeem any and all dissenting shares, or any portion thereof.

     8. Conditions Precedent to the Merger. This merger is subject to, and consummation of the merger herein provided for, is conditioned upon receiving all consents and approvals required by law, including but not limited to the following:

          (a) Approval by the Georgia Department of Banking as required by the Georgia Financial Institution Code.

          (b) Approval by the Federal Deposit Insurance Corporation as required by the Federal Deposit Insurance Act.

          (c) Registration by the Company as a bank holding company with the Georgia Department of Banking and Finance.

          (d) Prior approval of the Federal Reserve Board for Holding Company to become a holding company pursuant to the Bank Holding Company Act of 1956, as amended.

          (e) As to the securities issued by the Company in exchange for the common stock of the Bank in compliance with the registration provision of the Securities Act of 1933, as amended.

          (f) Receipt by the Bank from Schreeder, Wheeler & Flint, LLP, its special counsel, that the transaction will be a tax free reorganization pursuant to ss.368 of the Internal Revenue Code and that no gain or loss will be recognized for federal income tax purposes by the Bank, Holding
     Company or the shareholders of the Bank who receive stock of Holding Company in connection with the merger provided for herein.

          (g) Compliance by Holding Company with the Blue Sky Laws of the various states wherein the shareholders of the Bank reside on the effective date of the merger.

     9. Abandonment of Merger Plan. This plan of reorganization and agreement of merger may be terminated and abandoned before it becomes effective by a resolution passed by a majority of the board of directors of any of the parties to this agreement. In the event of termination and abandonment of this agreement of merger by the board of directors of any of the parties, this agreement of merger shall become wholly void and of no effect and there shall be no liability on the part of either of the parties, their respective boards of directors, officers, employees or shareholders.

     10. Expenses of the Merger. All of the expenses of the merger, including filing fees, printing costs, mailing costs, accountant's fees and legal fees shall be borne by Holding Company. In the event the merger is abandoned for any reason, the expenses shall be paid by Holding Company.

     11. Effective Date. This merger agreement shall become effective at the close of business on the day on which a certificate of merger is issued by the Secretary of State of Georgia.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals by and through their duly authorized corporate officers the day and year first above written.

                                             CHESTATEE INTERIM, INC.
                                             By:
                                                 President

                                             Attest:
                                                 Secretary


                                                          (Affix Corporate Seal)


                                            CHESTATEE STATE BANK

                                            By:
                                                President

                                            Attest:
                                                Secretary

                                                          (Affix Corporate Seal)

                                   EXHIBIT "B"

                              SHAREHOLDER AGREEMENT


     THIS AGREEMENT entered into effective October 13, 1999, by and between J. Philip Hester, Sr. (hereinafter referred to as "Shareholder") and Chestatee Bancshares, Inc., a Georgia corporation (hereinafter referred to as "Holding Company").

                              W I T N E S S E T H:

     WHEREAS, on December 21, 1999, the Board of Directors of Chestatee State Bank, Dawsonville, Dawson County, Georgia, a state bank organized under the laws of the State of Georgia, adopted a Plan of Reorganization and Merger and Holding Company was organized for the purpose of being a party to said merger; and

     WHEREAS, the Shareholder is presently the holder of all of the issued and outstanding shares of Holding Company, but Holding Company contemplates that additional shares will be outstanding to the public after the consummation of the Plan of Reorganization and Merger herein referred to; and

     WHEREAS, in the event the Plan of Reorganization and Merger is concluded, the Shareholder believes it to be in the best interest of Holding Company to provide for restrictions on the transferability and require compulsory redemption of the initial one hundred (100) shares issued to Shareholder in the organization of Holding Company.

     NOW, THEREFORE, in consideration of Holding Company issuing to the Shareholder one hundred (100) of its common shares and in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Holding Company has issued to Shareholder one hundred (100) of its common shares at a price of $5.00 per share.

     2. The Shareholder agrees that the one hundred (100) initial shares issued to him shall not be sold, assigned, transferred, pledged, encumbered, or in any other way disposed or; and any sale, assignment, transfer, pledge, encumbrance, or other disposition whatsoever of the initial shares shall be void; and no transfer of any right, title or interest therein, shall be valid or binding, except in compliance with the terms, covenants and conditions of this agreement.

     3. After consummation of the Plan of Reorganization and Merger by and among Holding Company, Chestatee Interim, Inc., and Chestatee State Bank, the Shareholder agrees to surrender upon demand by Holding Company the initial one hundred (100) shares of Holding Company to Holding Company for redemption, at a price of $5.00 per share, the same price for which they were issued. Holding Company agrees to redeem the initial one hundred (100) shares at a price of $5.00 per share after consummation of the Reorganization and Merger. Upon redemption, the initial one hundred (100) shares shall be canceled.

     4. In the event the Plan of Reorganization and Agreement of Merger by and among Holding Company, Chestatee Interim, Inc. and Chestatee State Bank is not consummated, the Shareholder agrees Holding Company shall be liquidated and dissolved pursuant to the laws of the State of Georgia.

     5. The Shareholder agrees to vote his shares in favor of the Plan of Reorganization and Agreement of Merger by and between Holding Company, Chestatee Interim, Inc. and Chestatee State Bank, and to vote his shares in whatever manner is required and to take whatever action is necessary to conclude the Plan of Reorganization and Merger.

     6. Upon written notice given by regular mail to the Shareholder at his last known address by Holding Company of its intent to redeem the shares subject to the terms of this Agreement, the shares subject hereto shall automatically be canceled and the Shareholder shall have no further rights as Shareholder by and through the shares subject to the terms of this Agreement. Upon presentation of the stock certificates to Holding Company, the redemption price shall be paid in cash to the Shareholder.

     7. The certificate issued to the Shareholder as the initial shares of Holding Company, in addition to any legend required thereon, shall be endorsed on the face as follows:

         "The shares represented by this certificate are subject to an agreement, effective October 13, 1999, which restricts the transferability of the shares and requires redemption of the shares at a fixed price. A copy of said agreement is on file at the office of the corporation."

     8. Holding Company is authorized to enter into this agreement by virtue of a resolution adopted by the board of directors at its organizational meeting and the Shareholder consents by execution of this Agreement.

     9. This Agreement shall be binding upon and shall operate for the benefit of the Shareholder and his respective executors, administrators, successors and assigns.


                                              J. PHILIP HESTER, SR.
                                              Shareholder

                                              CHESTATEE BANCSHARES, INC.


                                              By:
                                                       President

                                              Attest:
                                                       Secretary


                                                                          (Seal)